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EXHIBIT 99.2

                Written Statement of the Chief Financial Officer
                       Pursuant to 18 U.S.C. Section 1350

Solely for the purposes of complying with 18 U.S.C. Section 1350, I, the undersigned Senior Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary of Fiserv, Inc. (the "Company"), hereby certify that the Quarterly Report on Form 10-Q of the Company for the quarter ended September 30, 2002 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

by   /s/ Kenneth R. Jensen
     ----------------------------
     KENNETH R. JENSEN
     October 21, 2002